UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

GLOBAL RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	84-1565820
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Atrium Way, Suite 100 Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ❑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Series I Preferred Stock Purchase Rights
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant's Series I Preferred Stock Purchase Rights is set forth under "Entry into a Material Definitive Agreement" in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2010, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

4.1
Rights Agreement, dated as of March 11, 2010, between Global Resource Corporation and Olde Monmouth Stock Transfer Co., Inc., as Rights Agent, incorporated herein by reference to Exhibit 4.1 of the Company's Form 8-K filed March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL RESOURCE CORPORATION

Date: March 15, 2010	By:	/s/ Ken Kinsella
Name: Ken Kinsella
Title: Chief Executive Officer